ALFA INTERNATIONAL CORP.

    Certificate of Designation, Preferences and Rights
               for Series B Preferred Stock,
                     $.01 Par Value
              ______________________________

     ALFA International Corp., a New Jersey Corporation (the "Corporation"), by way of this certificate of designation, preferences and rights (as it may hereafter be amended, modified or supplemented upon vote of the Board of Directors of the Corporation and approval of all holders of Series B Preferred Stock, as such term is hereinafter defined, [the "Certificate"] ) certifies that, pursuant to the authority expressly vested in the Board of Directors by the Corporation's Articles of Incorporation, and in accordance with the provisions of the New Jersey Business Corporation Act, the Board of Directors of the Corporation has duly adopted the following resolution creating a series of its preferred stock designated as Series B Preferred
Stock:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates a series of preferred stock, $.01 par value, and this Board of Directors hereby fixes the designation and number of shares and the voting power, relative preferences and rights, and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, preferences and rights, and the qualifications, limitations or restrictions thereon, set forth in the Articles of Incorporation, as amended, which are applicable to all series of preferred stock of the Corporation) as follows:


     Seventy-Five Thousand (75,000) shares of preferred stock, par value $.01 per share, of the Corporation are hereby constituted as a series of preferred stock designated as Series B Preferred Stock (the "Series B Preferred Stock") with the voting powers and preferences and rights hereinafter set forth:

Authorized:       75,000 Shares

Price per Share:   $40

Dividends:

     (1) The holders of the shares of Series B Preferred Stock (the "Preferred Shares") shall be entitled to receive, out of funds or out of shares of the Corporation's $.01 par value common stock ("Common Stock") legally available therefor, dividends at the annual rate of $2.00 per Preferred Share, either in shares of Common Stock or in cash on the "Conversion Date" or on the "Redemption Date" (as those terms are hereinafter defined), and no more, payable in preference and priority to any payment of any cash dividend on the Common Stock or any other shares of capital stock of the Corporation. Such dividends shall be payable to the holders of record of the Preferred Shares on the close of business on either the Conversion Date or on the Redemption Date, as the case may be, (such date is referred to hereinafter as the "Dividend Payment Date"), provided that, before any dividend may be paid with respect to the Common Stock, or any other distribution of corporate assets made thereon, holders of the Preferred Shares shall receive all dividends accrued thereon.

    (2) Each of such annual dividends shall be fully cumulative and shall accrue, whether or not earned or declared, without interest, from the first day of the period in which such dividend may be payable as herein provided.

    (3) No dividends shall be declared or paid or set apart for payment on the Common Stock, or on the preferred stock of any series ranking, as to dividends, junior to the Series B Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof has been set aside for such payment) on the Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. Unless full cumulative dividends have been paid on the Series B Preferred Stock, no other distribution shall be made upon the Common Stock of the Corporation or upon any securities junior to the Series B Preferred Stock.

Conversion:

     The holders of the Preferred Shares shall have conversion rights as follows:

    (1)     Mechanics of Conversion.    In order for a holder of
Preferred Shares to convert all or some portion of the Preferred shares into shares of Common Stock, and subject to the restrictions set forth in this Certificate, such holder shall surrender the certificate or certificates for such Preferred Shares [the "Preferred Share
Certificate(s)"] at the office of the transfer agent of the Common Stock (or the principal office of the Corporation if the Corporation serves as its own transfer agent) together with written notice as set forth in the conversion certificate executed by such holder ("Notice") that such holder elects to convert all or a specified number of Preferred Shares represented by such Preferred Share Certificate(s), provided that conversion shall not be permitted with respect to less than 100 Preferred Shares at any one time unless such shares represent the full amount then convertible as set forth herein, and accompanied, if required by the Corporation, by such holder's blank executed stock power. The "Conversion Date" shall be the date of receipt of such Preferred Share Certificate(s) and Notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent). The
Corporation shall, as soon as practicable after the Conversion Date, issue and deliver to such holder of the Preferred Shares, a certificate for the number of shares of Common Stock to which such holder shall be entitled.

    (2)     Right to Convert.     Subject to the provisions for
adjustment and Redemption hereinafter set forth, on or after the date of issuance of the Preferred Shares (the, "Issue Date"), each such Preferred Share shall be convertible (the "Conversion Right"), at the option of the holder thereof, into forty (40) shares of Common Stock plus the number of shares of Common Stock determined by dividing the sum of (x) the accrued dividends as of the Conversion
Date on the Preferred Shares to be converted, by (y) one dollar ($1.00) [the "Conversion Price"].

    (3)     Reservation of Shares of Common Stock.     The
Corporation shall, for so long as there are Preferred
Shares outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred
Shares, such number of duly authorized shares of Common
Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares and the Corporation will use its reasonable best efforts to take the action necessary to increase the number of reserved shares from time to time, if needed, and to increase the number of authorized shares of Common Stock if such an increase becomes necessary to permit exercise of the Conversion Right.

    (4)     Conversion Adjustment.     The number of shares of
Common Stock into which the Preferred Shares may be converted shall be subject to adjustment from time to time under certain circumstances as follows:

         (i) In the event that the Corporation shall at any time prior to such conversion either (a) subdivide the outstanding shares of Common Stock into a greater number of shares, (b) combine the outstanding shares of Common Stock into a smaller number of shares, (c) change the outstanding shares of Common Stock into the same or a given number of shares of another class or classes of shares or (d) declare a dividend on or in respect of the outstanding shares of Common Stock or other securities of the Corporation, or (e) offer to all the holders of the shares of Common Stock any rights to subscribe for shares or for other securities of the Corporation, then the holders of the Preferred Shares shall be entitled, as the case may be, to receive the same number of shares of Common Stock or other securities of the Corporation, or to purchase at the same price that the shares or securities are being offered to all the holders of the shares of Common Stock, the number of such shares or the amount of such securities as will represent the same proportion of the outstanding shares of Common Stock prior to such increase or decrease as they would have been entitled to receive or subscribe for, as the case may be, had they been holders of the number of shares of Common
Stock into which their Preferred Shares were convertible on the record date for any such event.

    (ii)       In the event of a merger, including any
statutory merger of the Corporation with and into any of its wholly owned subsidiaries ("Merger"), lawful provision shall be made as part of the terms of such Merger that all the Preferred Shares then outstanding, if any, (together with all accumulated dividends thereon) shall be automatically converted into the right to receive the number of such shares or the amount of such securities or assets as the holders of such Preferred Shares would have been entitled to receive had they been holders of the number of shares of Common Stock into which their Preferred
Shares were convertible on the record date for any such Merger.

(iii) In the event of the sale of substantially all the assets of the Corporation, lawful provision shall be made as part of the terms of such sale that all the Preferred Shares then outstanding, if any, (together with all accumulated dividends thereon) shall be automatically converted into the right to receive the same kind and amount of securities or assets as may be issuable, distributable or payable upon such sale with respect to the shares of Common Stock of the Corporation.

    (5)     Fractional Shares.     The Corporation shall not
issue fractional shares in satisfaction of the Conversion Right of the Preferred Shares or in satisfaction of dividends on the Preferred Shares but, in lieu thereof, all such fractional shares, if any, shall be rounded up to the nearest whole share amount on the Conversion Date or Dividend Payment Date, as the case may be.

(6) From and after the Conversion Date, unless there shall have been a default in payment of the Conversion Price, all rights of the holders of the Preferred Shares designated for conversion in the Notice or in the Merger as holders of the Preferred Shares (except the right to receive the Conversion Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Preferred Shares designated for conversion, and such Preferred Shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

Redemption:

     (1) At any time after twelve months after the Issue Date (or at any time upon the mutual agreement of the Corporation and all holders of Preferred Shares), while there are such Preferred Shares outstanding, the Corporation may, at the option of its Board of Directors, redeem all or any number of such Preferred Shares then outstanding by paying $40 per Preferred Share for each Preferred Share so redeemed plus all accrued but unpaid dividends then outstanding on the Preferred Shares so redeemed (the "Redemption Price"). The Redemption Price may be paid, at the Company's sole discretion, in cash or in shares of Common Stock valued at one dollar ($1.00) per share of Common Stock.

     (2) At least 30 days prior to the date fixed for any redemption of the Preferred Shares (hereinafter referred to as a "Redemption Date"), written notice shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Preferred Shares to be redeemed, to the address of such holder shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such Preferred Shares, indicating whether the Redemption Price will be paid in cash or in shares of Common Stock, specifying the Redemption Date which will also be the date on which such holder's
Conversion Right pursuant to this Certificate as to such Preferred Shares being redeemed shall terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the Preferred
Shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of the Preferred Shares to be redeemed shall surrender his or its certificate representing such Preferred Shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such Preferred Shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Preferred Shares designated for redemption in the Redemption Notice as holders of the Preferred Shares
(except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Preferred Shares designated for redemption, and such Preferred Shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

     (3) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which the Preferred Shares shall be redeemed. Any Preferred Shares so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized
Preferred Shares accordingly.

Voting:

     Except as may be required by the New Jersey Business
Corporation Act or as set forth in the next following sentence, the Preferred Shares shall not be entitled to vote on any matters submitted to the stockholders of the Corporation. Without the approval of holders of a majority of the outstanding Preferred Shares, the Corporation shall not (1) authorize, create or issue any shares of any class or series ranking senior to the Preferred Shares as to liquidation rights, (2) amend, alter or repeal, by any means, the Certificate of Incorporation whereby the powers, preferences, or special rights of the Preferred Shares would be adversely affected, or (3) subject the Preferred
Shares to any restrictions, other than restrictions arising solely under the New Jersey Business Corporation Act or existing under the Certificate of Incorporation as in effect on March 1, 2002.

Liquidation:

     In the event of a liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Shares shall be entitled to receive, after due payment or provision for the payment of the debts and other liabilities of the Corporation and prior to any liquidating distribution in respect to any other class of stock, a liquidating distribution equal to the Redemption Price.

Other:

     The Corporation is authorized to issue the balance of the preferred stock not designated or otherwise provided for herein, from time to time in one or more series, with such designations, relative rights, preferences, or limitations permitted by the relevant provisions of the New Jersey Business Corporation Act as shall be fixed by the Board of Directors in the resolution or resolutions providing for the issuance of such stock, in respect of any class or classes of stock or any series of any class of stock of the Corporation which may be desired but which shall not be fixed by this Certificate. The Board of Directors is expressly authorized to adopt such resolution or resolutions providing for the issuance of such stock, including the power to specify the number of shares in any series, from time to time, as the Board of Directors, in its discretion, may deem desirable.



          IN WITNESS WHEREOF, ALFA International Corp. has caused this Certificate to be duly executed and attested effective as of the 1st day of June 2002.

Alfa International Corp.
ATTEST:


By:___________________________    By:___________________________
           Frank J. Drohan              Charles P. Kuczynski
           President                    Secretary





                         APPENDIX A

                  CONVERSION CERTIFICATE

                  ALFA International Corp.

        5% Convertible Preferred Stock, Series B

The undersigned holder (the "Holder") is surrendering to ALFA International Corp, a New Jersey corporation (the "Company"), one or more certificates for shares (the "Preferred Shares") of 5% Convertible Preferred Stock, Series B of the Company in connection with the conversion of all or a portion of the Preferred Shares, as set forth below.

1. The Holder understands that the Preferred Shares were issued by the Company pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the
"Act"), and

2. The Holder understands that the shares of common stock, $.01 par value, of the Company ("Common Shares") issued to the Holder upon such conversion of the Preferred Shares shall constitute "restricted securities" as that term is defined under the Act and any offers or sales of the Common Shares by the Holder will only be made in compliance with the requirements of the Act and the rules and regulations, including Rule 144, promulgated thereunder.

3. The Holder understands that the certificate representing the Common Shares to be issued upon the conversion of the Preferred Shares will bear a restrictive legend, substantially as follows:

"These Securities have not been registered under the Securities Act of 1933, as amended, ("Act") or the securities laws or regulations of any state. They may not be offered for sale or sold, absent an effective registration statement under the Act or an opinion of counsel, satisfactory to the Company, that such registration is not required under the Act or any applicable State laws or regulations".


A.        Aggregate Liquidation Preference of Preferred
           Shares to be converted (not less than $4,000
           Unless Holder's total remaining Preferred
           Shares are less than $4,000):_____________________


B.       Accrued Dividends:            _______________________


C.       Conversion Price   $1.00 per share of Common Stock



        Number of Shares of Common Stock
        to be issued (A+B divided by C): ______________________


Delivery Instructions:



NAME OF HOLDER (PRINT):


_________________________________________


ADDRESS OF HOLDER:


_________________________________________

_________________________________________

_________________________________________






___________________________________
       (Signature of Holder)


___________________________________
            (Date)